Exhibit 99.1

NextMedia

FOR IMMEDIATE RELEASE

NEXTMEDIA REPORTS 2004 SECOND QUARTER RESULTS

Denver, Colorado, August 11, 2004 – NextMedia Operating, Inc. announced today financial results for the three and six months ended June 30, 2004.

Carl Hirsch, Executive Chairman, and Steven Dinetz, President and CEO of NextMedia stated, “We made significant progress toward our goal of building leading out-of-home media positions through our Wilmington, North Carolina acquisition and New Jersey outdoor asset exchange. During the quarter, we announced the acquisition of five stations in the Wilmington, North Carolina market and firmly established NextMedia as the leading out of home media company in the Coastal Carolina Region. Pro forma for the addition of the Wilmington acquisition, NextMedia owns 20 radio stations spanning the Coastal Carolina Region from Greenville-New Bern-Jacksonville through Wilmington and on to Myrtle Beach, South Carolina where we also own the leading outdoor advertising operation. In addition, we exchanged our New Jersey outdoor advertising assets for outdoor advertising assets in Connecticut and Northern Colorado/Wyoming. The addition of these assets to our existing Hartford, Connecticut and Northern Colorado operations solidifies our position as the leading provider of outdoor advertising in these fast growing markets.”

Actual Financial Results

Dollars in millions

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% change	2004	2003	% change
Net Revenue	$29.2	$27.7	5.4%	$53.6	$51.2	4.7%
Operating expenses	18.0	16.6	8.4%	34.5	31.9	8.2%
Corporate expenses	2.3	2.4	-4.2%	4.2	4.4	-4.5%
Depreciation and amortization	3.4	2.7	25.9%	6.8	5.0	36.0%
LMA fees	—	—		0.1	—

Operating income	5.5	6.0		8.0	9.9
Interest expense, net	6.1	5.8		12.1	11.5
Write off of deferred financing costs due to extinguishment of debt	1.5	—		1.5	—
Other (income) expense	(0.1)	0.1		(3.9)	0.6

Income (loss) before income taxes	(2.0)	0.1		(1.7)	(2.2)
Provision for taxes	3.3	3.1		2.6	5.9

Net loss	$(5.3)	$(3.0)		$(4.3)	$(8.1)

Non-GAAP Measures (see discussion below):
BCF	$11.2	$11.1	0.9%	$19.1	$19.3	-1.0%
Adjusted EBITDA	8.9	8.7	2.3%	14.9	14.9	0.0%

Each non-GAAP measure presented in the table above is reconciled to the most directly comparable GAAP measure in Schedule 1 to this release.

Pro Forma Financial Results (see discussion below)

Dollars in millions

	Three Months Ended June 30,				Six Months Ended June 30,
	2004	2003	$ change	% change	2004	2003	$ change	% change
Radio	$21.3	$20.7	$0.6	2.9%	$38.8	$37.8	$1.0	2.6%
Outdoor	9.1	8.7	0.4	4.6%	16.9	16.8	0.1	0.6%

Net Revenue	$30.4	$29.4	$1.0	3.4%	$55.7	$54.6	$1.1	2.0%

Radio	$12.5	$12.2	$0.3	2.5%	$24.0	$23.2	$0.8	3.4%
Outdoor	5.5	4.8	0.7	14.6%	10.5	9.7	0.8	8.2%

Operating Expenses	$18.0	$17.0	$1.0	5.9%	$34.5	$32.9	$1.6	4.9%

Radio	$8.8	$8.5	$0.3	3.5%	$14.8	$14.6	$0.2	1.4%
Outdoor	3.6	3.9	(0.3)	-7.7%	6.4	7.1	(0.7)	-9.9%

BCF	$12.4	$12.4	$—	0.0%	$21.2	$21.7	$(0.5)	-2.3%

Corporate Expenses	$2.3	$2.4	$(0.1)	-4.2%	$4.2	$4.4	$(0.2)	-4.5%

Adjusted EBITDA	$10.1	$10.0	$0.1	1.0%	$17.0	$17.3	$(0.3)	-1.7%

Pro forma results include the results of operations for all assets owned and operated as of the date of this release including the recently completed transactions described in “Acquisitions and Dispositions” on page 3 of this release and the assets operated pursuant to LMA agreements. Schedule 2 to this release reconciles each non-GAAP measure presented in the table above 2 to the most directly comparable GAAP measure.

Discussion of Non-GAAP Measures

Throughout this release, the Company refers to certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP; namely Broadcast/Billboard Cash Flow (“BCF”) and Adjusted EBITDA. BCF is defined as operating income before depreciation, amortization, and corporate expenses and excludes other (income) expense and discontinued operations. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as operating income before depreciation and amortization. Because this definition excludes losses from discontinued operations and other (income) expense which is primarily comprised of (i) gains and losses on the Company’s interest rate swaps and (ii) gains and losses on asset sales and dispositions, it is not referred to as EBITDA and may not be comparable to EBITDA as reported by other companies in our industry.

BCF measures the amount of income before corporate expenses, depreciation and amortization generated each period solely from the operations within the control of market level management. Because BCF does not include corporate expenses or charges for capital items, both of which are controlled at the corporate management level, we believe it represents the most relevant measure of market level management performance. As such, BCF is the measure most often used by corporate level management to monitor the performance of radio and outdoor market level management. In addition, because BCF excludes charges for corporate expenses, capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s market level management with its peers because the industry in which the Company operates is characterized by variations in corporate structure and cost, capital structure and tax position.

Adjusted EBITDA measures the amount of income generated each period which is available for capital investment, debt service and taxes after the incurrence of market and corporate expenses. Because Adjusted EBITDA excludes charges for capital and financing activities and taxes, management believes it is useful in comparing the day to day operating performance of the Company’s corporate management with its peers because the industry in which the Company operates is characterized by variations in capital structure, tax position and asset purchase and sale activity. For the same reason, Adjusted EBITDA excludes other (income) expense which is primarily comprised of gains and losses on asset sales, unrealized gains and losses on our interest rate swaps, and losses on disposals of assets.

Although BCF and Adjusted EBITDA are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company’s operating performance. Management uses these measures as the key indicators of market level operating performance, company-wide financial performance and overall profitability. Additionally, these measures are widely used to evaluate performance and to value companies in the radio and outdoor advertising industries and by the investors who follow these industries. Because BCF and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income or net income (loss) as an indicator of operating performance. In addition, these measures do not necessarily represent funds available for discretionary use, and are not necessarily a measure of the Company’s ability to fund its cash needs. Because these measures exclude certain financial information compared with net income (loss), users of this financial information should consider the types of events and transactions which are excluded.

Additionally, the Company presents certain financial data (both GAAP and non-GAAP) on a pro forma basis. Pro forma includes the historical results of all assets owned and operated as of the date of this release and eliminates the results of operations of assets disposed of prior to the date of this release, for all periods presented. As a result, these amounts do not include the results of operations of assets to be acquired in the future and do not eliminate the results of operations of assets to be disposed of in the future. This basis of presentation is also non-GAAP. Because the Company has grown through a series of acquisitions, management believes that a pro forma presentation is useful insomuch as it presents the historical financial performance of the assets operated by the Company. As a result of this presentation, investors may evaluate the performance of the Company’s assets on a “same asset” basis excluding the impact of acquisitions or dispositions. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in Schedules 1 and 2 to this release. To present results for each of the three and six month periods ended June 30, 2003 and 2004 on a pro forma basis, actual results have been adjusted for the Company’s acquisitions and dispositions shown below:

Transaction Name	Transaction Type	Markets Affected	Division	Month Completed
Wilks Broadcasting	Acquisition	Saginaw, Michigan	Radio	Jan-03
Chuckie Broadcasting	Acquisition	Sherman-Dennison-Ardmore, Texas & Oklahoma	Radio	Jan-03
New Jersey Outdoor Advertising	Acquisition	New Jersey	Outdoor	Feb-03
Impact	Acquisition	Fort Collins, Colorado	Outdoor	Apr-03
WJTW-FM	Disposition	Joliet, Illinois	Radio	Sep-03
WAIT-FM	Disposition	Crystal Lake, Illinois	Radio	Oct-03
Patriot	Acquisition	Hartford, Connecticut	Outdoor	Dec-03
KNHK-FM	Acquisition	Reno, Nevada	Radio	Dec-03
KSRN-FM	Disposition	Reno, Nevada	Radio	Dec-03
Myrtle Beach Swap	Exchange	Myrtle Beach, South Carolina; Baltimore, Maryland; New York, New York	Outdoor	Jan-04
WCCQ-FM	Acquisition	Crest Hill (Joliet), Illinois	Radio	Jan-04
WZCH-FM	Acquisition	Dundee, Illinois	Radio	May-04
Connecticut/Northern Colorado/Wyoming Swap	Exchange	New Jersey, Connecticut, Northern Colorado, Wyoming	Outdoor	Jun-04
Wilmington LMA	Under LMA, Acquisition Pending	Coastal Carolina Region	Radio	Jul-04 (LMA)

Results for the Three Months Ended June 30, 2004

GAAP Measures

For the three months ended June 30, 2004, net revenue increased 5.4% to $29.2 million compared to $27.7 million for the three months ended June 30, 2003. Operating income decreased to $5.5 million for the three months ended June 30, 2004 from $6.0 million for the three months ended June 30, 2003. Net loss declined from a $3.0 million net loss for the three months ended June 30, 2003 to a $5.3 million net loss for the three months ended June 30, 2004.

Non-GAAP Measures

BCF for the three months ended June 30, 2004 increased 0.9% to $11.2 million compared to $11.1 million for the three months ended June 30, 2003. Adjusted EBITDA for the three months ended June 30, 2004 increased 2.3% to $8.9 million compared to $8.7 million for the three months ended June 30, 2003.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the three months ended June 30, 2004 increased 3.4% to $30.4 million compared to $29.4 million for the three months ended June 30, 2003. Pro forma BCF for the three months ended June 30, 2004 was unchanged at $12.4 million compared to the three months ended June 30, 2003. Pro forma Adjusted EBITDA increased 1.0% to $10.1 million from $10.0 million for the same periods.

On a pro forma basis, radio division net revenue increased 2.9% to $21.3 million for the three months ended June 30, 2004 from $20.7 million for the three months ended June 30, 2003. Radio division pro forma BCF increased 3.5% to $8.8 million for the three months ended June 30, 2004 from $8.5 million compared to the three months ended June 30, 2003. On a pro forma basis, outdoor division net revenue increased 4.6% to $9.1 million for the three months ended June 30, 2004 from $8.7 million for the three months ended June 30, 2003. Outdoor division pro forma BCF decreased 7.7% to $3.6 million for the three months ended June 30, 2004 from $3.9 million for the three months ended June 30, 2003.

Results for the Six Months Ended June 30, 2004

GAAP Measures

For the six months ended June 30, 2004, net revenue increased 4.7% to $53.6 million compared to $51.2 million for the six months ended June 30, 2003. Operating income decreased to $8.0 million for the six months ended June 30, 2004 from $9.9 million for the six months ended June 30, 2003. Net loss improved from an $8.1 million net loss for the six months ended June 30, 2003 to a $4.3 million net loss for the six months ended June 30, 2004.

Non-GAAP Measures

BCF for the six months ended June 30, 2004 decreased 1.0% to $19.1 million compared to $19.3 million for the six months ended June 30, 2003. Adjusted EBITDA for the six months ended June 30, 2004 was flat at $14.9 million compared to the six months ended June 30, 2003.

Pro Forma Non-GAAP Measures

On a pro forma basis, net revenue for the six months ended June 30, 2004 increased 2.0% to $55.7 million compared to $54.6 million for the six months ended June 30, 2003. Pro forma BCF for the six months ended June 30, 2004 decreased 2.3% to $21.2 million compared to $21.7 million for the six months ended June 30, 2003. Pro forma Adjusted EBITDA decreased 1.7% to $17.0 million from $17.3 million for the same periods.

On a pro forma basis, radio division net revenue increased 2.6% for the six months ended June 30, 2004 to $38.8 million from $37.8 million for the six months ended June 30, 2003. Radio division pro forma BCF increased 1.4% to $14.8 million for the six months ended June 30, 2004 from $14.6 million for the six months ended June 30, 2003. On a pro forma basis, outdoor division net revenue increased 0.6% for the six months ended June 30, 2004 to $16.9 million from $16.8 million for the six months ended June 30, 2003. Outdoor division pro forma BCF decreased 9.9% to $6.4 million for the six months ended June 30, 2004 from $7.1 million for the six months ended June 30, 2003.

Liquidity and Financial Position

At June 30, 2004, the Company had long-term debt of $234.8 million and cash on-hand of approximately $925,000. On June 30, 2004, approximately $38.0 million was available for borrowing. The table below shows the Company’s actual and pro forma capitalization at June 30, 2004. The pro forma capitalization table gives effect to the pending acquisition of five stations in Wilmington, North Carolina for $24.5 million. The Company began operating these stations pursuant to a local marketing agreement on July 1, 2004.

	Actual Capitalization at June 30, 2004	Pro Forma Capitalization at June 30, 2004
	(In thousands)
Cash and short-term investments	$925	$425

Senior credit facility	37,000	61,000
10.75 % senior subordinated notes	197,791	197,791

Total Debt	$234,791	$258,791

Net debt	$233,866	$258,366
Stockholder’s equity	287,614	287,614

Total Capitalization	$521,480	$545,980

Acquisitions and Dispositions

In May 2004, the Company completed the acquisition of radio station WZCH-FM licensed to Dundee (Crystal Lake), Illinois for $5.0 million in cash. This station is an addition to NextMedia’s existing Crystal Lake, Illinois cluster. In June of 2004 the Company completed the acquisition of additional outdoor advertising assets in New Haven, Connecticut and Northern Colorado/Wyoming in exchange for its outdoor advertising assets in New Jersey. This exchange roughly doubled the size of our existing Hartford, Connecticut outdoor operation to approximately $12.6 million in pro forma net revenue for the year ended December 31, 2003 and increased size of our Colorado/Wyoming outdoor operations by approximately 20% to $4.9 million in pro forma net revenue for the year ended December 31, 2003. On July 1, 2004, the Company entered into an agreement to acquire five stations in Wilmington, North Carolina for $24.5 million. The Company began operating these stations pursuant to a local marketing agreement on July 1, 2004. The Company’s purchase accounting for recently completed transactions is preliminary and subject to adjustment.

Capital Expenditures

The following table sets forth the Company’s capital expenditures for the six months ended June 30, 2004. Recurring capital expenditures are related to the maintenance of the Company’s existing broadcast facilities and outdoor structures. Non-recurring capital expenditures are related primarily to radio signal upgrades and facility consolidations. Revenue producing capital expenditures are related to the construction of new outdoor structures that management believes will generate future revenues. Management believes that identifying the various components of the Company’s total capital expenditures enables investors to better understand the types of capital projects the Company undertakes and their potential impact on future financial results. This table may not be indicative of future capital expenditures.

Six Months Ended June 30, 2004
(in thousands)
Recurring	$2,546
Non-recurring	282
Revenue producing	804

Total capital expenditures	$3,632

Third Quarter Guidance

Assuming no material changes in economic conditions or extraordinary world events, management currently expects second quarter net revenue will be between $30.2 million and $30.4 million, BCF will be between $12.5 million and $12.6 million, and Adjusted EBITDA will be between $10.6 million and $10.7 million. The table below presents the low end of this guidance range in a comparative format. A reconciliation of the non-GAAP measures included in this table to the most directly comparable GAAP measure is included in Schedule 3 to this release.

	Three Months Ended September 30,		$ change	% change	Twelve Months Ended June 30, 2004	Twelve Months Ended September 30, 2004
	2004	2003
	Guidance	Pro forma			Pro Forma	Guidance (1)
	A	B			C	D
Radio	$20.8	$20.5	$0.3	1%	$79.3	$79.6
Outdoor	9.4	$9.2	0.2	2%	35.7	35.9

Net Revenue	$30.2	$29.7	$0.5	2%	$115.0	$115.5

Radio	$12.4	$12.3	$0.1	1%	$48.3	$48.4
Outdoor	5.3	$5.2	0.1	2%	21.5	21.6

Operating expenses	$17.7	$17.5	$0.2	1%	$69.8	$70.0

Radio	$8.4	$8.2	$0.2	2%	$31.0	$31.2
Outdoor	4.1	4.0	0.1	3%	14.2	14.3

BCF	$12.5	$12.2	$0.3	2%	$45.2	$45.5

Corporate Expenses	$1.9	$1.9	$—	0%	$8.3	$8.3

Adjusted EBITDA	$10.6	$10.3	$0.3	3%	$36.9	$37.2

(1)	Amounts are calculated as column C less column B plus column A = column D: Guidance for the twelve months ended June 30, 2004

Second Quarter 2004 Conference Call

The Company will host a teleconference to discuss its second quarter results on Wednesday, August 11, 2004 at 3:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2710 ten minutes prior to the start time. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through August 18, 2004 at midnight Eastern Time. The replay can be accessed by dialing 877-519-4471 or 973-341-3080 (Int’l), passcode 4982929.

About NextMedia

NextMedia Operating, Inc. is a diversified out-of-home media company headquartered in Denver, Colorado. NextMedia, through its subsidiaries and affiliates, owns and operates 66 stations in 16 markets throughout the United States and more than 6,200 bulletin and poster displays. Additionally, NextMedia owns advertising displays in more than 3,000 retail locations across the United States. Investors in NextMedia’s ultimate parent entity, NextMedia Investors, LLC, include Thomas Weisel Capital Partners, Alta Communications, Weston Presidio Capital and Goldman Sachs Capital Partners, as well as senior management. NextMedia was founded by veteran media executives Carl E. Hirsch, Executive Chairman, and Steven Dinetz, President and CEO.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements include statements regarding intent, belief, or current expectations of the company’s directors or officers, primarily with respect to future operating performance of the company. Any such forward-looking statements are not guarantees of future performance, and may involve risks and uncertainties. Actual results may differ from those in the forward-looking statements, as the result of various factors.

(Financial Tables Attached)

Contact:

Sean Stover

Chief Financial Officer

NextMedia Group, Inc.

303-694-9118

Todd St. Onge / Kim Holt

Brainerd Communicators, Inc.

212-986-6667

stonge@braincomm.com

holt@braincomm.com

Schedule 1

Reconciliation of Non-GAAP

Actual Financial Results

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of BCF:
Net loss	$(5.3)	$(3.0)	$(4.3)	$(8.1)
Plus:
Non-cash taxes	3.3	3.1	2.6	5.9
Other income	(0.1)	0.1	(3.9)	0.6
Write off of deferred financing costs due to extinguishment of debt	1.5	—	1.5	—
Interest expense, net	6.1	5.8	12.1	11.5
LMA fees	—	—	0.1	—
Depreciation and amortization	3.4	2.7	6.8	5.0
Corporate expenses	2.3	2.4	4.2	4.4

BCF	$11.2	$11.1	$19.1	$19.3

Reconciliation of Adjusted EBITDA:
Net loss	$(5.3)	$(3.0)	$(4.3)	$(8.1)
Plus:
Non-cash taxes	3.3	3.1	2.6	5.9
Other income	(0.1)	0.1	(3.9)	0.6
Write off of deferred financing costs due to extinguishment of debt	1.5	—	1.5	—
Interest expense, net	6.1	5.8	12.1	11.5
LMA fees	—	—	0.1	—
Depreciation and amortization	3.4	2.7	6.8	5.0

Adjusted EBITDA	$8.9	$8.7	$14.9	$14.9

Schedule 2

Reconciliation of Pro Forma Financial Results

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of pro forma radio net revenue:
Actual radio net revenue	$20.2	$19.5	$36.6	$35.4
Adjustment due to dispositions	—	(0.4)	—	(0.7)
Adjustment due to acquisitions	1.1	1.6	2.2	3.1

Pro forma radio net revenue	$21.3	$20.7	$38.8	$37.8

Reconciliation of pro forma outdoor net revenue:
Actual outdoor net revenue	$9.0	$8.2	$17.0	$15.8
Adjustment due to dispositions	(1.8)	(3.5)	3.5	(6.6)
Adjustment due to acquisitions	1.9	4.0	(3.6)	7.6

Pro forma outdoor net revenue	$9.1	$8.7	$16.9	$16.8

Reconciliation of total pro forma net revenue:
Actual net revenue	$29.2	$27.7	$53.6	$51.2
Adjustment due to dispositions	(1.8)	(3.9)	3.5	(7.3)
Adjustment due to acquisitions	3.0	5.6	(1.4)	10.7

Pro forma net revenue	$30.4	$29.4	$55.7	$54.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of pro forma radio operating expenses:
Actual radio operating expenses	$11.8	$11.5	$22.6	$21.7
Adjustment due to dispositions	—	(0.2)	—	(0.4)
Adjustment due to acquisitions	0.7	0.9	1.4	1.9

Pro forma radio operating expenses	$12.5	$12.2	$24.0	$23.2

Reconciliation of pro forma outdoor operating expenses:
Actual outdoor operating expenses	$6.2	$5.1	$11.9	$10.2
Adjustment due to dispositions	(1.6)	(2.2)	(3.2)	(4.3)
Adjustment due to acquisitions	0.9	1.9	1.8	3.8

Pro forma outdoor operating expenses	$5.5	$4.8	$10.5	$9.7

Reconciliation of pro forma total operating expenses:
Actual operating expenses	$18.0	$16.6	$34.5	$31.9
Adjustment due to dispositions	(1.6)	(2.4)	(3.2)	(4.7)
Adjustment due to acquisitions	1.6	2.8	3.2	5.7

Pro forma operating expenses	$18.0	$17.0	$34.5	$32.9

Schedule 2

Reconciliation of Pro Forma Financial Results—Continued

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of pro forma BCF by division:

Radio operating income	$7.2	$6.6	$11.5	$10.7
Plus:
LMA fees	—	—	0.1	—
Depreciation and amortization	1.2	1.4	2.4	3.0
Adjustment due to dispositions	—	(0.2)	—	(0.3)
Adjustment due to acquisitions	0.4	0.7	0.8	1.2

Pro forma radio BCF	$8.8	$8.5	$14.8	$14.6

Outdoor operating income	$0.6	$1.8	$0.7	$3.5
Plus:
Depreciation and amortization	2.2	1.3	4.4	2.1
Adjustment due to dispositions	(0.2)	(1.3)	6.7	(2.3)
Adjustment due to acquisitions	1.0	2.1	(5.4)	3.8

Pro forma outdoor BCF	$3.6	$3.9	$6.4	$7.1

Schedule 2

Reconciliation of Pro Forma Financial Results—Continued

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Reconciliation of pro forma BCF
Net income (loss)	$(5.3)	$(3.0)	$(4.3)	$(8.1)
Plus:
Non-cash taxes	3.3	3.1	2.6	5.9
Other (income) expense	(0.1)	0.1	(3.9)	0.6
Write off of deferred financing costs due to extinguishment of debt	1.5	—	1.5	—
Interest expense, net	6.1	5.8	12.1	11.5
LMA fees	—	—	0.1	—
Depreciation and amortization	3.4	2.7	6.8	5.0
Corporate expenses	2.3	2.4	4.2	4.4
Adjustment due to acquisitions	1.4	2.8	(4.6)	5.0
Adjustment due to dispositions	(0.2)	(1.5)	6.7	(2.6)

Pro forma BCF	$12.4	$12.4	$21.2	$21.7

Reconciliation of pro forma Adjusted EBITDA
Net income (loss)	$(5.3)	$(3.0)	$(4.3)	$(8.1)
Plus:
Non-cash taxes	3.3	3.1	2.6	5.9
Other (income) expense	(0.1)	0.1	(3.9)	0.6
Write off of deferred financing costs due to extinguishment of debt	1.5	—	1.5	—
Interest expense, net	6.1	5.8	12.1	11.5
LMA fees	—	—	0.1	—
Depreciation and amortization	3.4	2.7	6.8	5.0
Adjustment due to acquisitions	1.4	2.8	(4.6)	5.0
Adjustment due to dispositions	(0.2)	(1.5)	6.7	(2.6)

Pro forma Adjusted EBITDA	$10.1	$10.0	$17.0	$17.3

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures

(in millions)

	Three Months Ended September 30,		Twelve Months Ended June 30, 2004	Twelve Months Ended September 30, 2004
	2004	2003
	Guidance	Pro forma	Pro Forma	Guidance
Reconciliation radio net revenue:
Actual radio net revenue	$20.8	$19.0	$94.3	$96.1
Adjustment due to dispositions	—	(0.2)	(0.4)	(0.2)
Adjustment due to acquisitions	—	1.7	4.3	2.6

Pro forma radio net revenue	$20.8	$20.5	$98.2	$98.5

Reconciliation of outdoor net revenue:
Actual outdoor net revenue	$9.4	$8.8	$44.2	$44.8
Adjustment due to dispositions	—	(3.5)	(1.4)	2.1
Adjustment due to acquisitions	—	3.9	2.5	(1.4)

Pro forma outdoor net revenue	$9.4	$9.2	$45.3	$45.5

Reconciliation of total net revenue:
Actual net revenue	$30.2	$27.8	$138.5	$140.9
Adjustment due to dispositions	—	(3.7)	(1.8)	1.9
Adjustment due to acquisitions	—	5.6	6.8	1.2

Pro forma net revenue	$30.2	$29.7	$143.5	$144.0

	Three Months Ended September 30,		Twelve Months Ended June 30, 2004	Twelve Months Ended September 30, 2004
	2004	2003
	Guidance	Pro forma	Pro Forma	Guidance
Reconciliation of radio operating expenses:
Actual radio operating expenses	$12.4	$11.6	$57.1	$57.9
Adjustment due to dispositions	—	(0.2)	(0.1)	0.1
Adjustment due to acquisitions	—	0.9	2.3	1.4

Pro forma radio operating expenses	$12.4	$12.3	$59.3	$59.4

Reconciliation of outdoor operating expenses:
Actual outdoor operating expenses	$5.3	$5.6	$30.0	$29.7
Adjustment due to dispositions	—	(2.3)	(6.7)	(4.4)
Adjustment due to acquisitions	—	1.9	4.8	2.9

Pro forma outdoor operating expenses	$5.3	$5.2	$28.1	$28.2

Reconciliation of total operating expenses:
Actual operating expenses	$17.7	$17.2	$87.1	$87.6
Adjustment due to dispositions	—	(2.5)	(6.8)	(4.3)
Adjustment due to acquisitions	—	2.8	7.1	4.3

Pro forma operating expenses	$17.7	$17.5	$87.4	$87.6

Schedule 3

Reconciliation of Guidance & Non-GAAP Measures—Continued

(in millions)

	Three Months Ended September 30,		Twelve Months Ended June 30, 2004	Twelve Months Ended September 30, 2004
	2004	2003
	Guidance	Pro forma	Pro Forma	Guidance
Radio BCF	$8.4	$8.2	$31.0	$31.2
Depreciation and amortization	1.2	1.5	5.4	5.1
Adjustment due to dispositions	—	—	—	—
Adjustment due to acquisitions	—	0.8	2.2	1.4

Radio operating income	$7.2	$5.9	$23.4	$24.7

Outdoor BCF	$4.1	$4.0	$14.2	$14.3
Depreciation and amortization	2.2	1.3	6.6	7.5
Adjustment due to dispositions	—	(1.2)	(2.7)	(1.5)
Adjustment due to acquisitions	—	2.0	5.5	3.5

Outdoor operating income	$1.9	$1.9	$4.8	$4.8

Consolidated BCF	$12.5	$12.2	$45.2	$45.5
Less:
Adjustment due to dispositions	—	(1.2)	(2.7)	(1.5)
Adjustment due to acquisitions	—	2.8	7.7	4.9
Depreciation and amortization	3.4	2.8	12.0	12.6
Corporate expenses	1.9	1.9	8.3	8.3
Interest expense, net	6.1	6.2	23.2	23.1
Other (income) expense	—	(19.9)	(23.8)	(3.9)
Provision for taxes	3.0	3.1	7.2	7.1

Net income	$(1.9)	$16.5	$13.3	$(5.1)

Adjusted EBITDA	$10.6	$10.3	$36.9	$37.2
Less:
Adjustment due to dispositions	—	(1.2)	(2.7)	(1.5)
Adjustment due to acquisitions	—	2.8	7.7	4.9
Depreciation and amortization	3.4	2.8	12.0	12.6
Interest expense, net	6.1	6.2	23.2	23.1
Other (income) expense	—	(19.9)	(23.8)	(3.9)
Provision for taxes	3.0	3.1	7.2	7.1

Net income	$(1.9)	$16.5	$13.3	$(5.1)